UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2024

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road,
Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Credit Agreement

On March 22, 2024, Leggett & Platt, Incorporated (the “Company,” “us,” or “we”) entered into an Amendment Agreement relating to the Fourth Amended and Restated Credit Agreement dated as of September 30, 2021, as amended December 16, 2022 (the “Credit Agreement”), among us, JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), and the Lenders party thereto (the “Amendment Agreement”). The Amendment Agreement is attached as Exhibit 10.1 and is incorporated by reference into this Item 1.01. The Amendment Agreement includes as Annex I a marked version of the Credit Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

Prior to the Amendment Agreement, the Leverage Ratio covenant required the Company to maintain as of the last day of each fiscal quarter (i) Consolidated Funded Indebtedness minus the lesser of: (A) Unrestricted Cash, or (B) $750 million to (ii) Consolidated EBITDA for the four consecutive trailing quarters, such ratio not being greater than 3.50 to 1, provided, however, subject to certain limitations, if the Company has made a Material Acquisition in any fiscal quarter, at the Company’s election, the maximum Leverage Ratio shall be 4.00 to 1 for the fiscal quarter during which such Material Acquisition was consummated and the next three consecutive fiscal quarters.

The Amendment Agreement increased the Leverage Ratio covenant from 3.50 to 1, to 4.00 to 1 for each quarter-end beginning March 31, 2024 and ending June 30, 2025. The Leverage Ratio covenant will revert to 3.50 to 1 for the quarter ending September 30, 2025 and thereafter until maturity. Also, the provision permitting a temporary increase in the maximum Leverage Ratio in the event of a Material Acquisition will not apply unless the acquisition occurs after June 30, 2025.

In addition, the Amendment Agreement suspended the Company’s right to borrow Canadian Dollars under the Credit Agreement as a result of the expected cessation of the Canadian Dollar Offered Rate, or CDOR, as the benchmark interest rate for such Loans.

The Credit Agreement serves as back-up for our commercial paper program. As of the date of this filing, the Company is in compliance with all provisions of the Credit Agreement, and has no Borrowing and no outstanding Letters of Credit under the Credit Agreement. Our borrowing capacity under the Credit Agreement may materially fluctuate each quarter based on our trailing 12-month Consolidated EBITDA, Unrestricted Cash, debt levels, and Leverage Ratio requirements at the time.

General Terms of the Credit Agreement

The Credit Agreement is a multi-currency credit facility providing us the ability, from time to time, to borrow, repay and re-borrow up to $1.2 billion (subject to covenant limitations) until September 30, 2026, the maturity date. The Lenders and their respective Revolving Commitment under the Credit Agreement are as follows:

Lenders	Revolving Commitment
JPMorgan Chase Bank, N.A.	$155,000,000
Wells Fargo Bank, National Association	130,000,000
U.S. Bank National Association	130,000,000
MUFG Bank, Ltd.	130,000,000
Bank of America, N.A.	130,000,000
PNC Bank, National Association	105,000,000
Truist Bank	105,000,000
BMO Bank, N.A.	75,000,000
The Toronto Dominion Bank	75,000,000
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	75,000,000
Svenska Handelsbanken AB (PUBL) New York Branch	45,000,000
Arvest Bank	45,000,000

Total	$1,200,000,000

Payment of Interest and Principal. The Company is required to periodically pay interest on any outstanding principal balance based upon the elected type of Borrowing, the elected Interest Period and the Agreed Currency, if applicable. The interest rate would generally be based upon either (i) various published rates (including the Prime Rate, the NYFRB Rate, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the PESO Rate, or the Daily Simple RFR) plus various pre-defined spreads or (ii) a competitive variable or fixed rate accepted by us.

The Company is required to pay the outstanding principal amount at the maturity date. We can prepay the outstanding principal prior to maturity, except for Loans denominated in Mexican Pesos. We also must pay applicable break funding payments if we repay certain Loans prior to maturity.

Acceleration of Indebtedness. Subject to certain customary cure periods, the Credit Agreement provides that if we breach any representation or warranty, do not comply with any covenant, fail to pay principal, interest or fees in a timely manner, or if any Event of Default otherwise occurs, then the Credit Agreement may be terminated, and the Required Lenders may declare all outstanding Indebtedness under the Credit Agreement to be due and immediately payable.

Accordion Feature. The Credit Agreement contains an “accordion feature” that provides for an increase in borrowing capacity of up to $600 million, upon request of the Company subject to Lenders’ consents.

The schedules and exhibits to the Credit Agreement were not amended and are not part of Annex I to the Amendment Agreement. However, such schedules and exhibits can be found as part of the Amendment Agreement adopting the Fourth Amended and Restated Credit Agreement, filed October 1, 2021 as Exhibit 10.1 to the Company’s Form 8-K, and are incorporated by reference.

The foregoing is only a summary of the Amendment Agreement and certain terms of the Credit Agreement and is qualified in its entirety by reference to the Amendment Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

JPMorgan, the other listed Lenders and their affiliates have provided, from time to time, and continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above, including Exhibit 10.1 hereto, is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on March 25, 2024 regarding the Amendment Agreement and the Company’s capital allocation priorities. The press release is attached as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Amendment Agreement, dated as of March 22, 2024 relating to the Fourth Amended and Restated Credit Agreement among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders party thereto.

10.2	Amendment Agreement, dated as of December 16, 2022 relating to the Fourth Amended and Restated Credit Agreement among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders named therein, filed December 20, 2022 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference.

10.3	Amendment Agreement adopting the Fourth Amended and Restated Credit Agreement, dated as of September 30, 2021 among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders named therein, filed October 1, 2021 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference.

99.1**	Press Release dated March 25, 2024

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*	Denotes filed herewith.
**	Denotes furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: March 25, 2024	By:	/s/ JENNIFER J. DAVIS
Jennifer J. Davis
Executive Vice President – General Counsel

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